040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20190180010-32**
	Filing Date and Time **04/25/2019 2:25 PM**
	Entity Number **E0193672019-6**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: KULA VENTURES LTD.

2. Registered Agent for Service of Process: (check only one box)

- [X] Commercial Registered Agent: CLARK AGENCY LLC (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 10000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: ROBERT RINK
Street Address: PO BOX 231135 | City: LAS VEGAS | State: NV | Zip Code: 89105

2) Name:
Street Address: | City: | State: | Zip Code:

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: ROBERT RINK | **X** ROBERT RINK — **Incorporator Signature**

Address: PO BOX 231135 | City: LAS VEGAS | State: NV | Zip Code: 89105

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CLARK AGENCY LLC — **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** | Date: 4/25/2019

This form must be accompanied by appropriate fees.